Effective January 28, 2013 the Companys Par
Value changed to 71.4285714 pence each
EXHIBIT A
AMERICAN DEPOSITARY SHARES
Each American Depositary Share
represents
Five 5 deposited Shares
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF 64 2/7 PENCE
EACH OF
REXAM PLC
INCORPORATED UNDER THE
LAWS OF ENGLAND AND WALES
The Bank of New York Mellon, as
depositary hereinafter called the
Depositary, hereby certifies that , or
registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
herein called Shares of Rexam PLC, a
corporation organized under the laws of
England and Wales herein called the
Company.  At the date hereof, each
American Depositary Share represents
five 5 Shares deposited or subject to
deposit under the Deposit Agreement as
such term is hereinafter defined at the
London office of The Bank of New
York Mellon herein called the
Custodian.  The Depositarys Corporate
Trust Office is located at a different
address than its principal executive
office.  Its Corporate Trust Office is
located at 101 Barclay Street, New
York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y. 10286








1.
THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one
of an issue herein called Receipts, all
issued and to be issued upon the terms
and conditions set forth in the deposit
agreement, dated as of , 2008 herein
called the Deposit Agreement, by and
among the Company, the Depositary,
and all Owners and holders from time to
time of American Depositary Shares
issued thereunder, each of whom by
accepting American Depositary Shares
agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit
Agreement sets forth the rights of
Owners and holders and the rights and
duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder such Shares, securities, property, and cash are herein called
Deposited Securities.  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in
New York City and at the office of the
Custodian.
The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit
Agreement and are qualified by and
subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit
Agreement.
2.
SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of American
Depositary Shares, and upon payment of
the fee of the Depositary provided in
this Receipt, and subject to the terms
and conditions of the Deposit
Agreement, the Owner of those
American Depositary Shares is entitled
to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American
Depositary Shares.  Delivery of such
Deposited Securities may be made by
the delivery of a certificates or account transfer in the name of the Owner hereof or as ordered by him, with proper endorsement or accompanied by proper instruments or instructions of transfer and b any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust
Office of the Depositary, provided that
the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3.
TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
Transfers of American Depositary Shares
may be registered on the books of the
Depositary by the Owner in person or by
a duly authorized attorney, upon
surrender of those American Depositary
Shares properly endorsed for transfer or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit
Agreement, in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt,
evidencing the same aggregate number
of American Depositary Shares as the
Receipt or Receipts surrendered. The
Depositary, upon surrender of
certificated American Depositary Shares
for the purpose of exchanging for
uncertificated American Depositary
Shares, shall cancel those certificated
American Depositary Shares and send
the Owner a statement confirming that
the Owner is the Owner of
uncertificated American Depositary
Shares. The Depositary, upon receipt of a proper instruction including, for the avoidance of doubt, instructions through
DRS and Profile as provided in Section
2.10 of the Deposit Agreement from the
Owner of uncertificated American
Depositary Shares for the purpose of
exchanging for certificated American
Depositary Shares, shall cancel those
uncertificated American Depositary
Shares and deliver to the Owner the
same number of certificated American
Depositary Shares.  As a condition
precedent to the delivery, registration of transfer, or surrender of any American
Depositary Shares or splitup or
combination of any Receipt or
withdrawal of any Deposited Securities,
the Depositary, the Custodian, or
Registrar may require payment from the
depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto including any such tax or charge and fee with respect to Shares being deposited or withdrawn and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the
Depositary may establish consistent with the provisions of the Deposit Agreement.
The delivery of American Depositary
Shares against deposit of Shares
generally or against deposit of particular
Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit
Agreement, or for any other reason,
subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to i temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, ii the payment of fees, taxes and similar charges, and iii compliance with any U.S. or foreign laws or governmental regulations relating to the American
Depositary Shares or to the withdrawal
of the Deposited Securities.  Without
limitation of the foregoing, the
Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares which would be required to
be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such Shares are exempt from registration thereunder.
4.
LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental charge
shall become payable with respect to any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be
payable by the Owner to the Depositary.
 The Depositary may refuse to register
any transfer of those American
Depositary Shares or any withdrawal of
Deposited Securities represented by
those American Depositary Shares until
such payment is made, and may
withhold any dividends or other
distributions, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency.
5.
WARRANTIES ON DEPOSIT OF
SHARES.
Every person depositing Shares under
the Deposit Agreement shall be deemed
thereby to represent and warrant, that
such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American
Depositary Shares representing such
Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.
6.
FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may, and at the request of the Company shall, withhold the delivery or registration of transfer of any American
Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon the reasonable written request of the Company, the Depositary shall provide the Company with copies of all such certificates, proofs of citizenship or residence and such written representations and warranties provided to the Depositary under Section 3.01 of the Deposit Agreement to the extent that disclosure is permitted under applicable law. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in England and Wales that is then performing the function of the regulation of currency exchange.
7.
CHARGES OF DEPOSITARY.
The Company agrees to pay the fees and
outofpocket expenses of the Depositary
and those of any Registrar only in
accordance with agreements in writing
entered into between the Depositary and
the Company from time to time.
The following charges shall be incurred
by any party depositing or withdrawing
Shares or by any party surrendering
American Depositary Shares or to whom
American Depositary Shares are issued
including, without limitation, issuance
pursuant to a stock dividend or stock
split declared by the Company or an
exchange of stock regarding the
American Depositary Shares or
Deposited Securities or a delivery of
American Depositary Shares pursuant to
Section 4.03 of the Deposit Agreement,
or by Owners, as applicable 1 taxes and other governmental charges, 2 such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, 3 such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, 4 such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit
Agreement, 5 a fee of 5.00 or less per
100 American Depositary Shares or
portion thereof for the delivery of
American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of
American Depositary Shares pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, 6 a fee of .02 or less per
American Depositary Share or portion
thereof for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections
4.01 through 4.04 of the Deposit
Agreement, and 7 a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement,
such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities for purposes of this clause 7 treating all such securities as if they were Shares but which securities are instead distributed by the Depositary to Owners.
The Depositary, subject to Article 8
hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary
Shares.
8.
PRERELEASE OF RECEIPTS.
Unless requested in writing by the
Company to cease doing so, the
Depositary may, notwithstanding
Section 2.03 of the Deposit Agreement,
deliver American Depositary Shares prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement a
PreRelease.  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the
surrender of American Depositary Shares
that have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such American
Depositary Shares have been
PreReleased.  The Depositary may
receive American Depositary Shares in
lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will be a
preceded or accompanied by a written
representation from the person to whom
American Depositary Shares or Shares
are to be delivered, that such person, or its customer, owns the Shares or American Depositary Shares to be remitted, as the case may be, b at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, c terminable by the Depositary on not more than five 5 business days notice, and d subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American
Depositary Shares which are outstanding
at any time as a result of PreRelease will not normally exceed thirty percent 30 of the Shares deposited under the Deposit
Agreement provided, however, that the
Depositary reserves the right to change
or disregard such limit from time to time as it deems appropriate.
The Depositary may retain for its own
account any compensation received by it
in connection with the foregoing.
9.
TITLE TO RECEIPTS.
It is a condition of this Receipt and
every successive Owner and holder of
this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York.
American Depositary Shares not
evidenced by Receipts shall be
transferable as uncertificated registered securities under the laws of New York.
 The Depositary, notwithstanding any
notice to the contrary, may treat the
Owner of American Depositary Shares
as the absolute owner thereof for the
purpose of determining the person
entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary
Shares unless that Holder is the Owner
of those American Depositary Shares.
10.
VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
11.
REPORTS INSPECTION OF
TRANSFER BOOKS.
The Company makes available certain
reports and documents required by
foreign law or otherwise under Rule
12g32b under the Securities Exchange
Act of 1934, as amended, at the
Companys internet web site,
www.rexam.com or through an
electronic information delivery system.
The Depositary will make available for
inspection by Owners at its Corporate
Trust Office any reports, notices and
other communications, including any
proxy soliciting material, received from the Company which are both a received by the Depositary as the holder of the Deposited Securities and b made generally available to the holders of such Deposited Securities by the Company.
 The Depositary will also, upon request
by the Company confirmed in writing,
send to Owners copies of such reports
when furnished by the Company
pursuant to the Deposit Agreement.
 Any such reports and communications,
including any such proxy soliciting
material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.
The Company shall have the right to
inspect transfer and registration records of the Depositary during normal business hours, and, at the expense of the Company, take copies thereof or require the Depositary to supply copies of such portions of such records as the Company may request.
The Depositary will keep books, at its
Corporate Trust Office, for the
registration of American Depositary
Shares and transfers of American
Depositary Shares which at all
reasonable times shall be open for
inspection by the Owners, provided that
such inspection shall not be for the
purpose of communicating with Owners
in the interest of a business or object
other than the business of the Company
or a matter related to the Deposit
Agreement or the American Depositary
Shares.
12.
DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any
cash dividend or other cash distribution on any Deposited Securities, the
Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement to the Owners entitled thereto provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the
Depositary will, after consultation with the Company, cause the securities or property received by it to be distributed, as promptly as practicable, to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of
Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit
Agreement.  The Depositary may
withhold any distribution of securities
under Section 4.02 of the Deposit
Agreement if it has not received
satisfactory assurances from the
Company that the distribution does not
require registration under the Securities
Act of 1933.  The Depositary may sell,
by public or private sale, an amount of
securities or other property it would
otherwise distribute under this Article
that is sufficient to pay its fees and
expenses in respect of that distribution.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners, upon consultation with the Company, subsequent to receipt thereof from the Company, and may distribute as promptly as practicable to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit
Agreement and the payment of the fees
and expenses of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement and the
Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution. In lieu of delivering fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01of the Deposit Agreement. If additional
American Depositary Shares are not so
delivered, each American Depositary
Share shall thenceforth also represent the additional Shares distributed upon the
Deposited Securities represented
thereby.
In the event that the Depositary
determines that any distribution in
property including Shares and rights to
subscribe therefor is subject to any tax or other governmental charge which the
Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property including Shares and rights to subscribe therefor in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
13.
RIGHTS.
In the event that the Company shall
offer or cause to be offered to the
holders of any Deposited Securities any
rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may after consultation with the Company distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an
Owner requests the distribution of
warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such
Owner under the Deposit Agreement,
the Depositary will make such rights
available to such Owner upon written
notice from the Company to the
Depositary that a the Company has
elected in its sole discretion to permit such rights to be exercised and b such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
If the Depositary has distributed
warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the
Depositary shall, on behalf of such
Owner, exercise the rights and purchase
the Shares, and the Company shall cause
the Shares so purchased to be delivered
to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement,
and shall, pursuant to Section 2.03 of the Deposit Agreement, deliver American
Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary shares subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.
If the Depositary determines in its
discretion that it is not lawful and
feasible to make such rights available to all or certain Owners, it may after consultation with the Company, and if requested in writing by the Company will sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit
Agreement and all taxes and
governmental charges payable in
connection with such rights and subject
to the terms and conditions of the
Deposit Agreement for the account of
such Owners otherwise entitled to such
rights, warrants or other instruments,
upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an
Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no
such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
The Depositary shall not be responsible
for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
14.
CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the
Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary
Shares or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided
in Section 5.09 of the Deposit
Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
If at any time the Depositary shall
determine that in its judgment any
foreign currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency or an appropriate document evidencing the right to receive such foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
15.
RECORD DATES.
Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a
record date which shall be as near as
practicable to any corresponding records date fixed by the Company in respect of the Shares a for the determination of the Owners who shall be i entitled to receive on the payment date, or as soon as practical thereafter, such dividend, distribution or rights or the net proceeds of the sale thereof, ii entitled to give instructions for the exercise of voting rights at any such meeting or iii responsible for any fee assessed by the Depositary pursuant to the Deposit
Agreement, or b on or after which each
American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.
VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited
Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain a such information as is contained in such notice of meeting received by the Depositary from the Company, b a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and c a
statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, for the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of American Depositary
Shares on such record date, received on
or before the date established by the
Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the amount of Shares or other Deposited
Securities represented by those American
Depositary Shares in accordance with
the instructions set forth in such request.
 The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited
Securities, other than in accordance with such instructions or deemed instructions.
 If no instructions are received by the
Depositary from any Owner with respect
to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners
Receipts on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
Owner to have instructed the Depositary
to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited
Securities, provided, that no such
instruction shall be given with respect to any matter as to which the Company informs the Depositary and the
Company agrees to provide such
information as promptly as practicable in writing that i the Company does not wish such proxy given, ii substantial opposition exists or iii such matter materially and adversely affects the rights of holders of Shares.
There can be no assurance that Owners
generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.
In order to give Owners a reasonable
opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under this Article, the Company shall endeavor to give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon sufficiently in advance of the meeting date.
17.
CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon any change in nominal value,
change in par value, splitup,
consolidation, or any other
reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the
Company of the Deposited Securities,
any securities, cash or property which
shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited
Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Companys approval, and will, if the Company shall so request, deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding
Receipts to be exchanged for new
Receipts specifically describing such
new Deposited Securities.
18.
LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company
nor any of their respective directors,
employees, agents or affiliates shall incur any liability to any Owner or holder, i if by reason of any provision of any present or future law or regulation of the United
States or any other country, or of any
governmental or regulatory authority, or by reason of any provision, present or future, of the articles of association or any similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from or
be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited
Securities it is provided shall be done or performed, ii by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, iii by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, iv for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit
Agreement, made available to Owners or
holders, or v for any special,
consequential or punitive damages for
any breach of the terms of the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01,
4.02 or 4.03 of the Deposit Agreement,
or an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement,
such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
 Neither the Company nor the
Depositary assumes any obligation or
shall be subject to any liability under the Deposit Agreement to Owners or holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the
Depositary nor the Company shall be
under any obligation to appear in,
prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or holder or other person.
 Neither the Depositary nor the
Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any
Owner or holder, or any other person
believed by it in good faith to be
competent to give such advice or
information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of bookentry settlement of Deposited Securities or otherwise. The
Depositary shall not be responsible for
any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.
  No disclaimer of liability under the
Securities Act of 1933 is intended by
any provision of the Deposit Agreement.
19.
RESIGNATION AND REMOVAL OF
THE DEPOSITARY APPOINTMENT
OF SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary under the Deposit Agreement by giving written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of i the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as provided in the Deposit Agreement or ii termination by the Depositary pursuant to Section 6.02 of the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 90
days prior written notice of such
removal, to become effective upon the
later of i the 90th day after delivery of the notice to the Depositary and ii the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as provided in the Deposit Agreement. The
Depositary in its discretion may appoint a substitute or additional custodian or custodians.
20.
AMENDMENT.
The form of the Receipts and any
provisions of the Deposit Agreement
may at any time and from time to time
be amended by agreement between the
Company and the Depositary without
the consent of Owners or holders in any
respect which they may deem necessary
or desirable.  Any amendment which
shall impose or increase any fees or
charges other than taxes and other
governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American
Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding American
Depositary Shares. Every Owner and
holder of American Depositary Shares,
at the time any amendment so becomes
effective, shall be deemed, by continuing to hold such American Depositary
Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American
Depositary Shares and receive therefor
the Deposited Securities represented
thereby, except in order to comply with
mandatory provisions of applicable law.
21.
TERMINATION OF DEPOSIT
AGREEMENT.
The Company may terminate the Deposit
Agreement by instructing the Depositary
to mail notice of termination to the
Owners of all American Depositary
Shares then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate the Deposit
Agreement, if at any time 60 days shall
have expired after the Depositary
delivered to the Company a written
resignation notice and if a successor
depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner of American
Depositary Shares will, upon a surrender of such American Depositary Shares, b payment of the fee of the Depositary for the surrender of American Depositary
Shares referred to in Section 2.05, and c payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American
Depositary Shares.  If any American
Depositary Shares shall remain
outstanding after the date of
termination, the Depositary thereafter
shall discontinue the registration of
transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions
pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges. At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such
Owners thereupon becoming general
creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit
Agreement, except to account for such
net proceeds and other cash after
deducting, in each case, the fee of the
Depositary for the surrender of
American Depositary Shares, any
expenses for the account of the Owner
of such American Depositary Shares in
accordance with the terms and
conditions of the Deposit Agreement,
and any applicable taxes or governmental charges. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.
22.
DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
a
Notwithstanding the provisions of
Section 2.04 of the Deposit Agreement,
the parties acknowledge that the Direct
Registration System DRS and Profile
Modification System Profile shall apply
to uncertificated American Depositary
Shares upon acceptance thereof to DRS
by DTC.  DRS is the system
administered by DTC pursuant to which
the Depositary may register the
ownership of uncertificated American
Depositary Shares, which ownership
shall be evidenced by periodic
statements issued by the Depositary to
the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
b
In connection with and in accordance
with the arrangements and procedures
relating to DRS/Profile, the parties
understand that the Depositary will not
verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection a has the actual authority to act on behalf of the Owner notwithstanding any requirements under the Uniform Commercial Code. For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters
arising from the use of the DRS.  The
parties agree that the Depositarys
reliance on and compliance with
instructions received by the Depositary
through the DRS/Profile System and in
accordance with the Deposit Agreement,
shall not constitute negligence or bad
faith on the part of the Depositary.
23.
SUBMISSION TO JURISDICTION
JURY TRIAL WAIVER WAIVER OF
IMMUNITIES.
In the Deposit Agreement, the Company
has i appointed Mr. Frank Brown
President and General Counsel, Rexam
Inc. 4201 Congress Street, Suite 340,
Charlotte, NC 28209, USA, in the State
of New York, as the Companys
authorized agent upon which process
may be served in any suit or proceeding
arising out of or relating to the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or this
Agreement, ii consented and submitted
to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and iii agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
EACH PARTY TO THE DEPOSIT
AGREEMENT INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY
IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
COMPANY AND/OR THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, THE
DEPOSIT AGREEMENT OR ANY
TRANSACTION CONTEMPLATED
HEREIN OR THEREIN, OR THE
BREACH HEREOF OR THEREOF,
INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON CONTRACT,
TORT OR ANY OTHER THEORY.
To the extent that the Company or any
of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited
Securities, the American Depositary
Shares, the Receipts or the Deposit
Agreement, the Company, to the fullest
extent permitted by law, hereby
irrevocably and unconditionally waives,
and agrees not to plead or claim, any
such immunity and consents to such
relief and enforcement.
24.
DISCLOSURE OF INTEREST.
Each Holder and Owner agrees to
comply with requests from the Company
which are made pursuant to applicable
law or the charter, bylaws or other such corporate document of the Company to provide information as to the capacity in which such Holder owns American
Depositary Shares and regarding the
identity of any other person interested in such American Depositary Shares and regarding the nature of such interest, and with the provisions of the charter, bylaws and other such corporate documents, all as if such American
Depositary Shares were to the extent
practicable the underlying Shares.  The
Depositary agrees to use its reasonable
efforts to forward to any Holder, at the written request and expense of the Company, any written request by the Company for such information. If the Company requests information from the
Depositary, the Custodian or the
nominee of either, as the registered
owner of the Shares, the obligations of
the Depositary, Custodian or such
nominee, as the case may be shall be
limited to disclosing to the Company the information contained in the register.